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                                                                     EXHIBIT 21


                    LIST OF VISION 21, INC. SUBSIDIARIES

                                                                   % of
                                                               Outstanding
                                                             Stock Owned by
                                                                 Company
                                                                Directly or
                                          State of               Through a
          Corporation                  Incorporation            Subsidiary
          -----------                  -------------          ---------------
   Vision 21 Physician                  Florida                   100%
   Practice Management
   Company (practice
   management company)

   Vision 21 Managed Eye                Florida                   100%
   Care of Tampa Bay, Inc.
   (managed care
   organization)

   Vision 21 of Southern                Arizona                   100%
   Arizona, Inc.

   Midwest Eye Care                     Minnesota                 100%
   Alliance, Inc.